SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      Form 8-K


                                   CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                          THE SECURITIES EXCHANGE ACT OF 1934



                    Date of earliest event reported: April 20, 2001
                    -----------------------------------------------


                                LAHAINA ACQUISITIONS, INC.


Colorado            0-27480                         84-1325695
--------            -------                         ----------
(State or other    (Commission File No.)           (IRS Employer ID No.)
jurisdiction of
incorporation)



              5985 Windward Parkway, Suite 220, Alpharetta, Georgia 30005
              -----------------------------------------------------------
                         (Address of principal executive offices)



                                     770-754-6140
                                     ------------
                  (Registrant's telephone number, including area code)



             (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of business acquired

                           Not applicable

(b)      Pro forma financial information

                           Not applicable

(c)      Exhibits

                           99.1 Press Release dated April 20, 2001

Item 9.  Regulation FD Disclosure

     On April 20, 2001, Lahaina Acquisitions, Inc. issued a press release announcing its intention to complete the previously announced spin-off of its mortgage banking and brokerage operation into a separate public company, to be called United Capital Mortgage Corporation. Lahaina will continue to operate a Georgia-based real estate development company. All of the information in the press release, appearing in Exhibit 99.1, is not filed but is furnished pursuant to Regulation FD.





                                                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   Lahaina Acquisitions, Inc.
                                   (Registrant)


Dated:  April  26, 2001            By  /s/ L. Scott Demerau
                                   --------------------------------------
                                   L. Scott Demerau
                                   President and Chief Operating Officer

Thursday, April 19, 2001

Lahaina Plans to complete spin-Off of mortgage operation into new public company

     ALPHARETTA, GA, Lahaina Acquisitions, Inc. (OTC BB:LAHA) - Lahaina today announced its intention to complete the previously announced spin-off of its mortgage banking and brokerage operation into a separate public company, to be called United Capital Mortgage Corporation (United). Lahaina will continue to operate as a Georgia-based real estate development company. Lahaina shareholders receiving stock in the new company will not be required to pay for such shares. As of today, Lahaina's Board of Directors has not determined the record date for the spin-off, however, it is anticipated that the record date will be prior to June 30, 2001. Lahaina is currently consulting with its legal counsel and accounting firm to determine the tax effects of the spin-off. As of this date, Lahaina has not received an opinion from counsel as to the tax effects of the spin-off and has not determined whether it will request a private letter ruling from the Internal Revenue Service.

     "We had hoped to accomplish the spin-off transaction last year, but our mortgage operation was not mature enough and we did not have the necessary systems in place", says Betty Sullivan, Lahaina's Executive VP and COO. Ms. Sullivan continues, "We now believe we have achieved critical mass, in terms of quantity of mortgage volume, quality and depth of management, and planned operating systems, to move forward with the spin-off. We also believe the spin-off will give each company the freedom and flexibility to more fully develop its respective core business and sharpen its focus. We further believe that now is the right time to spin off the mortgage business in order to better capitalize on today's mortgage and finance marketplace."

     Scott Demerau, President and CEO comments, "A spin-off is often desirable in situations like ours where there are two totally separate and distinct businesses. Our mortgage and real estate operations are very different is terms of management skills, types of operations, types of assets, nature and timing of earnings. We are confident that the spin-off of our mortgage operation will allow both companies and their respective leadership to focus on the business they do best."

About the Company
     Lahaina currently operates a multi-state brokerage and banking operation through The Accent Group, Accent Mortgage Services, Inc., United Capital Mortgage Corporation and Cross Keys Capital Corporation, wholly-owned subsidiaries, and has a national on-line mortgage presence at
www.accentmortgage.com and www.ucmc.net. The goal of the mortgage part of the Company is to become a national leader in the mortgage brokerage and banking industry by continuing to (i) expand its business internally by increasing same branch originations and opening new branches; (ii) expand externally by acquiring existing mortgage operations and (iii) increase overall loan productivity by employing new and conventional Internet-based technology.

     Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the `safe harbor' provisions of the Private Securities Litigation Reform Act of 1995. Lahaina Acquisitions, Inc. actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in Lahaina Acquisitions, Inc. Annual Report on Form 10-K for the fiscal year ended September 30, 1999 and it's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

SOURCE:    Lahaina Acquisitions, Inc.
CONTACT: Betty M. Sullivan, Executive VP & COO
                    770-754-6140.